Exhibit 99.1

Summit Materials, Inc. Reports Second Quarter 2023 Results
Second Quarter Records established for Revenue and Profitability
Achieved Elevate Summit target for ROIC
Raises 2023 Guidance
DENVER, CO. - (August 2, 2023) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the second quarter ended July 1, 2023. All comparisons are versus the quarter-ended July 2, 2022 unless noted otherwise.

	Three months ended
($ in thousands, except per share amounts)	July 1, 2023	July 2, 2022	% Chg vs. PY
Net revenue	$680,373	$631,918	7.7%
Operating income	129,633	111,236	16.5%
Net income	84,728	192,766	(56.0)%
Basic EPS	$0.70	$1.58	(55.7)%

Adjusted Cash Gross Profit	236,747	202,349	17.0%
Adjusted EBITDA	191,745	164,034	16.9%
Adjusted Diluted EPS	$0.71	$0.59	20.3%

"Sustained pricing momentum across the portfolio, together with solid demand fundamentals and very strong operational execution resulted in remarkable second quarter performance and several financial records for our business," commented Anne Noonan, Summit Materials President and CEO. Importantly, we are delivering against our Elevate Summit goals, setting high-water marks for Adjusted EBITDA margin and surpassing our ROIC target minimum. Given these first half tailwinds, more favorable second half operating conditions, and contributions from recently completed acquisitions, we are on solid footing to again raise our financial commitments for this year. Underpinning these upgraded expectations is better-than-anticipated traction on recent pricing actions and a more robust demand environment, especially concerning residential demand resiliency. Bottom line is that the teams across our Summit footprint are capitalizing on market opportunities, raising the bar operationally, and delivering significant growth in 2023 for the organization and our shareholders."

Scott Anderson, Executive Vice President and CFO of Summit Materials added, "Our financial progress is complemented by aggressive, yet purposeful efforts to draw on the Company's fortified balance sheet for growth. In the second quarter, we completed three acquisitions that each fit nicely within our M&A framework, strengthen the overall portfolio, and will immediately be accretive to Adjusted EBITDA. These acquisitions further our materials-led portfolio strategy while, at the same time, enter Summit into the prioritized market of Phoenix, Arizona. With the purchase of Arizona Materials, we establish an integrated leadership position in one of the fastest growing markets in the country with the opportunity and intentions to build out a more extensive, materials-oriented growth platform in that geography. Collectively, we believe ongoing portfolio additions like these alongside existing organic opportunities is a powerful algorithm for Summit's profitable growth."

2023 Guidance

For the full year 2023, Summit is raising its Adjusted EBITDA guidance to incorporate performance over the first six months, recent acquisitions, and improved assumptions for operating conditions. The Company is now projecting Adjusted EBITDA of approximately $550 million to $570 million, up from the previous outlook of $490 million to $530 million. Summit currently projects 2023 capital expenditures of approximately $240 million to $260 million including greenfield projects.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Second Quarter 2023 | Total Company Results

Net revenue increased $48.5 million, or 7.7% in the second quarter to $680.4 million, as increases in average sales prices across all lines of business more than offset lower volumes.

Operating income increased $18.4 million, or 16.5% in the second quarter to $129.6 million, driven by a combination of increases in average sales price that more than offset inflationary increases in cost of revenue and higher general and administrative expenses versus the prior year period. Summit's operating margin percentage for the three months ended July 1, 2023 increased to 19.1% from 17.6%, from the comparable period a year ago.

Net income attributable to Summit Inc. decreased to $83.6 million, or $0.70 per basic share, compared to $190.1 million, or $1.58 per basic share in the comparable prior year period due primarily to gain on sale of business in the prior year period. Summit reported adjusted diluted net income of $84.7 million, or $0.71 per adjusted diluted share as compared to $71.8 million, or $0.59 per adjusted diluted share in the prior year period.

Adjusted EBITDA increased $27.7 million, or 16.9% to $191.7 million primarily reflecting strong pricing across all lines of business.

Second Quarter 2023 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $21.0 million to $182.5 million in the second quarter. Aggregates adjusted cash gross profit margin was 53.6% in the second quarter as compared to 53.7% in the prior year period. Aggregates sales volume decreased 2.5% in the second quarter due, in part, to divestitures in the East Segment. Organic aggregates sales volumes declined 2.0% as unfavorable weather conditions and residential softness in the West Segment more than offset organic aggregates volume growth from the East Segment. Average selling prices for aggregates increased 14.5%, sustaining strong levels and reflecting the cumulative effects of January 1, 2023 pricing actions and those implemented in the second quarter.

Cement Business: Cement Segment net revenues increased 19.5% to $111.9 million in the second quarter. Cement Segment adjusted cash gross profit margin increased to 52.8% in the second quarter, compared to 48.6% in the prior year period as strong pricing gains coupled with a greater contribution from Green America Recycling more than offset inflationary cost conditions. Despite solid demand conditions, sales volume of cement decreased 0.3% reflecting sold-out conditions along the Mississippi River market. Average selling prices increased 16.0% in the second quarter due to the compounding effects of mid-year 2022 and January 1, 2023 pricing actions.

Products Business: Products net revenues were $309.6 million in the second quarter, up 5.1% versus the prior year period. Products adjusted cash gross profit margin increased 3 percentage points to 21.2% in the second quarter reflecting margin expansion for both ready-mix concrete and asphalt relative to the year-ago period. Organic average sales price for ready-mix concrete increased 13.7% driven by strong, double-digit pricing growth across all markets, including our key residential markets of Houston and Salt Lake City. Organic sales volumes of ready-mix concrete decreased 11.0% due to reduced residential activity. Organic average selling prices for asphalt increased 15.0%, due to pricing gains in North Texas and the Intermountain West. Organic asphalt sales volume increased 2.1% fueled by growth in North Texas and public infrastructure demand.

Second Quarter 2023 | Results By Reporting Segment

West Segment: The West Segment operating income increased $12.1 million to $74.7 million and Adjusted EBITDA of $104.5 million in the second quarter increased 23.5% versus the prior year period. Aggregates revenue increased 12.8% as 17.6% organic pricing growth was partially offset by 6.6% organic volume declines. Pricing growth was strongest in Texas followed by British Columbia and then the Intermountain West. Ready-mix concrete revenue increased 10.2% as 13.5% organic pricing growth was more than offset by lower volumes, particularly in Houston while activity in Salt Lake City demonstrated robust sequential recovery. Asphalt revenue increased 25.6% due to organic pricing growth of 17.2% and organic volume growth of 3.8% driven by the North Texas market and, to a lesser extent, the Intermountain West.

East Segment: The East Segment operating income of $31.6 million was essentially flat to the prior year period and Adjusted EBITDA increased 2.0% to $47.6 million, despite the impact of divestitures and reflective of a favorable pricing and demand environment. Aggregates revenue increased 10.4% versus the prior year period. Organic aggregates volumes increased 3.4% driven by strong growth in Kansas and Virginia. Aggregates pricing increased 10.3% with solid growth across markets. Ready-

mix concrete revenue increased 1.6% due to average selling price growth of 14.2% that more than offset lower volumes. Due primarily to divestitures, asphalt revenue decreased to $9.2 million.

Cement Segment: The Cement Segment operating income increased 27.6% to $43.0 million. Adjusted EBITDA increased $9.6 million as revenue growth combined with greater contribution from Green America Recycling to more than offset inflationary conditions. In the second quarter, the Cement Segment reported a volume decreased of 0.3% and average selling price growth of 16.0%.

Liquidity and Capital Resources

As of July 1, 2023, the Company had $230.0 million in cash and $1.5 billion in debt outstanding. The Company's $395 million revolving credit facility has $374.1 million available after outstanding letters of credit. The reduction in the Company's cash position relative to the period ending April 1, 2023 primarily reflects acquisitions made in the second quarter of 2023.

For the quarter ended July 1, 2023, cash flow provided by operations was $94.0 million and cash paid for capital expenditures was $126.9 million.

As of July 1, 2023, approximately $149.0 million remained available for share repurchase under the Company's existing share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, August 3, 2023, at 12:00 p.m. eastern time (10:00 a.m. mountain time) to review the Company’s second quarter 2023 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the second quarter results conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/210795718.

To participate in the live teleconference for second quarter 2023 financial results:

Domestic Live: 1-888-330-3416
International Live: 1-646-960-0820
Conference ID: 1542153

To listen to a replay of the teleconference, which will be available through August 10, 2023:

Domestic Replay: 1-800-770-2030
International Replay: 1-647-362-9199
Conference ID: 1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” "outlook," “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate, including residential;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–our ability to execute on our acquisition strategy and portfolio optimization strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates, and diminished liquidity and credit availability in the market generally;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–conditions in the credit markets;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;

–our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;
–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–unexpected operational difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities; and
–the impact of the COVID-19 pandemic and responses to it, including vaccine mandates, or any similar crisis, on our activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Revenue:
Product	$595,714	$542,939	$967,886	$898,608
Service	84,659	88,979	119,757	125,805
Net revenue	680,373	631,918	1,087,643	1,024,413
Delivery and subcontract revenue	48,777	54,636	76,895	83,088
Total revenue	729,150	686,554	1,164,538	1,107,501
Cost of revenue (excluding items shown separately below):
Product	377,634	360,356	673,515	650,701
Service	65,992	69,213	96,030	103,796
Net cost of revenue	443,626	429,569	769,545	754,497
Delivery and subcontract cost	48,777	54,636	76,895	83,088
Total cost of revenue	492,403	484,205	846,440	837,585
General and administrative expenses	55,550	47,651	101,912	99,575
Depreciation, depletion, amortization and accretion	54,787	47,157	105,681	98,350
Gain on sale of property, plant and equipment	(3,223)	(3,695)	(3,653)	(4,950)
Operating income	129,633	111,236	114,158	76,941
Interest expense	27,902	20,599	55,322	40,748
Loss on debt financings	—	—	493	—
Tax receivable agreement expense	—	954	—	954
Gain on sale of businesses	—	(156,053)	—	(170,258)
Other income, net	(5,478)	(977)	(11,188)	(1,673)
Income from operations before taxes	107,209	246,713	69,531	207,170
Income tax expense	22,481	53,947	16,015	49,204
Net income	84,728	192,766	53,516	157,966
Net loss attributable to Summit Holdings (1)	1,091	2,653	683	2,145
Net income attributable to Summit Inc.	$83,637	$190,113	$52,833	$155,821
Earnings per share of Class A common stock:
Basic	$0.70	$1.58	$0.44	$1.29
Diluted	$0.70	$1.58	$0.44	$1.28
Weighted average shares of Class A common stock:
Basic	118,931,914	120,222,094	118,805,785	120,569,387
Diluted	119,393,709	120,660,721	119,431,604	121,374,168
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	July 1,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$230,010	$520,451
Accounts receivable, net	370,504	256,669
Costs and estimated earnings in excess of billings	35,315	6,510
Inventories	246,275	212,491
Other current assets	22,336	20,787
Current assets held for sale	1,862	1,468
Total current assets	906,302	1,018,376
Property, plant and equipment, less accumulated depreciation, depletion and amortization (July 1, 2023 - $1,352,008 and December 31, 2022 - $1,267,557)	1,979,986	1,813,702
Goodwill	1,228,468	1,132,546
Intangible assets, less accumulated amortization (July 1, 2023 - $17,321 and December 31, 2022 - $15,503)	69,714	71,384
Deferred tax assets, less valuation allowance (July 1, 2023 - $1,113 and December 31, 2022 - $1,113)	126,817	136,986
Operating lease right-of-use assets	36,013	37,889
Other assets	48,187	44,809
Total assets	$4,395,487	$4,255,692
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$5,096	$5,096
Current portion of acquisition-related liabilities	7,243	13,718
Accounts payable	171,221	104,031
Accrued expenses	148,660	119,967
Current operating lease liabilities	7,707	7,296
Billings in excess of costs and estimated earnings	7,054	5,739
Total current liabilities	346,981	255,847
Long-term debt	1,487,289	1,488,569
Acquisition-related liabilities	23,503	29,051
Tax receivable agreement liability	322,624	327,812
Noncurrent operating lease liabilities	33,563	35,737
Other noncurrent liabilities	107,563	106,686
Total liabilities	2,321,523	2,243,702
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 118,886,274 and 118,408,655 shares issued and outstanding as of July 1, 2023 and December 31, 2022, respectively	1,190	1,185
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of July 1, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,409,364	1,404,122
Accumulated earnings	643,728	590,895
Accumulated other comprehensive income	6,326	3,084
Stockholders’ equity	2,060,608	1,999,286
Noncontrolling interest in Summit Holdings	13,356	12,704
Total stockholders’ equity	2,073,964	2,011,990
Total liabilities and stockholders’ equity	$4,395,487	$4,255,692

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Six months ended
	July 1,	July 2,
	2023	2022
Cash flows from operating activities:
Net income	$53,516	$157,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	110,659	107,511
Share-based compensation expense	9,924	10,156
Net gain on asset and business disposals	(3,655)	(174,902)
Non-cash loss on debt financings	161	—
Change in deferred tax asset, net	9,350	44,160
Other	(21)	(357)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(101,119)	(57,797)
Inventories	(27,115)	(58,092)
Costs and estimated earnings in excess of billings	(28,760)	(36,165)
Other current assets	(1,070)	(2,130)
Other assets	1,732	(593)
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	52,157	39,602
Accrued expenses	19,048	(11,108)
Billings in excess of costs and estimated earnings	1,299	(737)
Tax receivable agreement liability	(531)	954
Other liabilities	(1,533)	(2,214)
Net cash provided by operating activities	94,042	16,254
Cash flows from investing activities:
Acquisitions, net of cash acquired	(237,666)	(1,933)
Purchases of property, plant and equipment	(126,893)	(129,580)
Proceeds from the sale of property, plant and equipment	5,760	5,427
Proceeds from sale of businesses	—	341,741
Other	(1,852)	(1,098)
Net cash (used in) provided by investing activities	(360,651)	214,557
Cash flows from financing activities:
Debt issuance costs	(1,566)	—
Payments on debt	(6,720)	(86,821)
Payments on acquisition-related liabilities	(11,539)	(11,577)
Distributions from partnership	—	(25)
Repurchases of common stock	—	(47,509)
Proceeds from stock option exercises	84	123
Other	(4,838)	(187)
Net cash used in financing activities	(24,579)	(145,996)
Impact of foreign currency on cash	747	(461)
Net (decrease) increase in cash	(290,441)	84,354
Cash and cash equivalents—beginning of period	520,451	380,961
Cash and cash equivalents—end of period	$230,010	$465,315

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Segment Net Revenue:
West	$400,038	$352,510	$634,408	$588,512
East	168,460	185,757	287,243	296,025
Cement	111,875	93,651	165,992	139,876
Net Revenue	$680,373	$631,918	$1,087,643	$1,024,413

Line of Business - Net Revenue:
Materials
Aggregates	$182,512	$161,480	$326,165	$284,873
Cement (1)	103,607	86,815	152,620	129,369
Products	309,595	294,644	489,101	484,366
Total Materials and Products	595,714	542,939	967,886	898,608
Services	84,659	88,979	119,757	125,805
Net Revenue	$680,373	$631,918	$1,087,643	$1,024,413

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$84,713	$74,789	$178,048	$153,398
Cement	44,568	41,323	88,403	84,808
Products	243,854	241,098	401,095	408,751
Total Materials and Products	373,135	357,210	667,546	646,957
Services	70,491	72,359	101,999	107,540
Net Cost of Revenue	$443,626	$429,569	$769,545	$754,497

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$97,799	$86,691	$148,117	$131,475
Cement (3)	59,039	45,492	64,217	44,561
Products	65,741	53,546	88,006	75,615
Total Materials and Products	222,579	185,729	300,340	251,651
Services	14,168	16,620	17,758	18,265
Adjusted Cash Gross Profit	$236,747	$202,349	$318,098	$269,916

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	53.6%	53.7%	45.4%	46.2%
Cement (3)	52.8%	48.6%	38.7%	31.9%
Products	21.2%	18.2%	18.0%	15.6%
Services	16.7%	18.7%	14.8%	14.5%
Total Adjusted Cash Gross Profit Margin	34.8%	32.0%	29.2%	26.3%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Six months ended
Total Volume	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Aggregates (tons)	16,396	16,820	28,968	30,223
Cement (tons)	703	705	1,041	1,046
Ready-mix concrete (cubic yards)	1,333	1,394	2,284	2,635
Asphalt (tons)	1,096	1,321	1,420	1,582

	Three months ended		Six months ended
Pricing	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Aggregates (per ton)	$13.65	$11.92	$13.56	$11.58
Cement (per ton)	149.10	128.57	148.55	128.52
Ready-mix concrete (per cubic yards)	149.91	131.63	148.41	129.45
Asphalt (per ton)	83.90	71.16	83.54	70.33

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(2.5)%	14.5%	(4.2)%	17.1%
Cement (per ton)	(0.3)%	16.0%	(0.5)%	15.6%
Ready-mix concrete (per cubic yards)	(4.4)%	13.9%	(13.3)%	14.6%
Asphalt (per ton)	(17.0)%	17.9%	(10.2)%	18.8%

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(2.0)%	14.4%	(2.6)%	17.0%
Cement (per ton)	(0.3)%	16.0%	(0.5)%	15.6%
Ready-mix concrete (per cubic yards)	(11.0)%	13.7%	(14.8)%	14.4%
Asphalt (per ton)	2.1%	15.0%	8.5%	16.0%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended July 1, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	16,396	$13.65	$223,727	$(41,215)	$182,512
Cement	703	149.10	104,889	(1,282)	103,607
Materials			$328,616	$(42,497)	$286,119
Ready-mix concrete	1,333	149.91	199,826	(256)	199,570
Asphalt	1,096	83.90	91,926	(118)	91,808
Other Products			92,275	(74,058)	18,217
Products			$384,027	$(74,432)	$309,595

	Six months ended July 1, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	28,968	$13.56	$392,664	$(66,499)	$326,165
Cement	1,041	148.55	154,631	(2,011)	152,620
Materials			$547,295	$(68,510)	$478,785
Ready-mix concrete	2,284	148.41	338,970	(622)	338,348
Asphalt	1,420	83.54	118,643	(199)	118,444
Other Products			162,512	(130,203)	32,309
Products			$620,125	$(131,024)	$489,101

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA by segment for the three and six months ended July 1, 2023 and July 2, 2022.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended July 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$78,354	$34,648	$47,871	$(76,145)	$84,728
Interest (income) expense	(3,378)	(2,890)	(4,890)	39,060	27,902
Income tax expense	1,478	—	—	21,003	22,481
Depreciation, depletion and amortization	27,884	15,254	9,870	1,034	54,042
EBITDA	$104,338	$47,012	$52,851	$(15,048)	$189,153
Accretion	260	464	21	—	745
Non-cash compensation	—	—	—	5,216	5,216
Other	(81)	141	—	(3,429)	(3,369)
Adjusted EBITDA	$104,517	$47,617	$52,872	$(13,261)	$191,745
Adjusted EBITDA Margin (1)	26.1%	28.3%	47.3%		28.2%

Reconciliation of Net Income to Adjusted EBITDA	Three months ended July 2, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income	$65,606	$64,089	$38,641	$24,430	$192,766
Interest (income) expense	(4,035)	(2,714)	(4,860)	32,208	20,599
Income tax expense	987	—	—	52,960	53,947
Depreciation, depletion and amortization	21,779	14,523	9,383	770	46,455
EBITDA	$84,337	$75,898	$43,164	$110,368	$313,767
Accretion	233	392	77	—	702
Tax receivable agreement expense	—	—	—	954	954
Gain on sale of businesses	—	(29,452)	—	(126,601)	(156,053)
Non-cash compensation	—	—	—	4,734	4,734
Other	74	(144)	—	—	(70)
Adjusted EBITDA	$84,644	$46,694	$43,241	$(10,545)	$164,034
Adjusted EBITDA Margin (1)	24.0%	25.1%	46.2%		26.0%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended July 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$87,276	$40,586	$44,846	$(119,192)	$53,516
Interest (income) expense	(6,709)	(5,652)	(9,853)	77,536	55,322
Income tax expense	2,217	—	—	13,798	16,015
Depreciation, depletion and amortization	54,007	30,351	17,850	2,022	104,230
EBITDA	$136,791	$65,285	$52,843	$(25,836)	$229,083
Accretion	510	902	39	—	1,451
Loss on debt financings	—	—	—	493	493
Non-cash compensation	—	—	—	9,924	9,924
Other	(106)	282	—	(8,181)	(8,005)
Adjusted EBITDA	$137,195	$66,469	$52,882	$(23,600)	$232,946
Adjusted EBITDA Margin (1)	21.6%	23.1%	31.9%		21.4%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended July 2, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$77,507	$71,455	$30,210	$(21,206)	$157,966
Interest (income) expense	(8,005)	(6,165)	(9,822)	64,740	40,748
Income tax expense (benefit)	1,163	(106)	—	48,147	49,204
Depreciation, depletion and amortization	46,127	32,407	16,881	1,519	96,934

EBITDA	$116,792	$97,591	$37,269	$93,200	$344,852
Accretion	460	803	153	—	1,416
Tax receivable agreement expense	—	—	—	954	954
Gain on sale of businesses	—	(43,657)	—	(126,601)	(170,258)
Non-cash compensation	—	—	—	10,156	10,156
Other	84	93	—	—	177
Adjusted EBITDA	$117,336	$54,830	$37,422	$(22,291)	$187,297
Adjusted EBITDA Margin (1)	19.9%	18.5%	26.8%		18.3%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and six months ended July 1, 2023 and July 2, 2022. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Six months ended
	July 1, 2023		July 2, 2022		July 1, 2023		July 2, 2022
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$83,637	$0.70	$190,113	$1.57	$52,833	$0.44	$155,821	$1.28
Adjustments:
Net income attributable to noncontrolling interest	1,091	0.01	2,653	0.02	683	0.01	2,145	0.02
Gain on sale of businesses, net of tax	—	—	(121,935)	(1.01)	—	—	(127,569)	(1.05)
Loss on debt financings	—	—	—	—	493	—	—	—
Adjusted diluted net income before tax related adjustments	84,728	0.71	70,831	0.58	54,009	0.45	30,397	0.25
Tax receivable agreement expense	—	—	954	0.01	—	—	954	0.01
Adjusted diluted net income	$84,728	$0.71	$71,785	$0.59	$54,009	$0.45	$31,351	$0.26
Weighted-average shares:
Basic Class A common stock	118,848,214		120,078,273		118,706,385		120,417,414
LP Units outstanding	1,310,004		1,314,006		1,310,630		1,314,006
Total equity units	120,158,218		121,392,279		120,017,015		121,731,420

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and six months ended July 1, 2023 and July 2, 2022.

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2023	2022	2023	2022
($ in thousands)
Operating income	$129,633	$111,236	$114,158	$76,941
General and administrative expenses	55,550	47,651	101,912	99,575
Depreciation, depletion, amortization and accretion	54,787	47,157	105,681	98,350
Gain on sale of property, plant and equipment	(3,223)	(3,695)	(3,653)	(4,950)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$236,747	$202,349	$318,098	$269,916
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	34.8%	32.0%	29.2%	26.3%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and six months ended July 1, 2023 and July 2, 2022.

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
($ in thousands)	2023	2022	2023	2022
Net income	$84,728	$192,766	$53,516	$157,966
Non-cash items	75,986	(50,041)	126,418	(13,432)
Net income adjusted for non-cash items	160,714	142,725	179,934	144,534
Change in working capital accounts	(67,007)	(109,758)	(85,892)	(128,280)
Net cash provided by operating activities	93,707	32,967	94,042	16,254
Capital expenditures, net of asset sales	(59,326)	(67,818)	(121,133)	(124,153)
Free cash flow	$34,381	$(34,851)	$(27,091)	$(107,899)

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013